Exhibit 3(i).5

                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:01 AM 04/23/1999
                                991160958-2279234

                    CERTIFICATE OF DESIGNATION OF SERIES AND
                   DETERMINATION OF RIGHTS AND PREFERENCES OF
                           SERIES S PREFERRED STOCK OF
                          INTERNET COMMERCE CORPORATION


                                 -------------


        Internet Commerce Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), acting pursuant to
Section 151 of the Delaware General Corporation Law, does hereby submit the following Certificate of Designation of Series and Determination of Rights and Preferences of Series S Redeemable Preferred Stock.

        FIRST: The name of the Corporation is Internet Commerce Corporation.

        SECOND: By unanimous written consent of the Board of Directors of the Corporation dated January 5, 1999, the following resolutions were duly adopted:

        WHEREAS the Certificate of Incorporation of the Corporation authorizes Preferred Stock consisting of Five Million (5,000,000) shares, par value $.01 per share, issuable from time to time in one or more series; and

        WHEREAS the Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and by the provisions of Article Fifth of the Corporation's Certificate of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

        WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series;

        NOW, THEREFORE, BE IT RESOLVED That, pursuant to Article Fifth of the Corporation's Certificate of Incorporation, as amended, there is hereby established a series of the class of Preferred Stock, par value $.01 per share, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are set forth in this Certificate of Designation of Series and Determination of Rights and Preferences of Series S Preferred Stock (the "Certificate of Designation") as follows:


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        "1.  Designation  and  Amount.  Preferred  Stock  of  Internet  Commerce
Corporation, a Delaware corporation (the "Corporation"), created and authorized for issuance hereby shall be designated as the "Series S Preferred Stock" (herein referred to as the "Series S Preferred Stock"), having a par value per share equal to One Cent ($.01), and the number of shares constituting such series shall be One Hundred Seventy Five (175).

        2. Dividends. The holders of outstanding shares of Series S Preferred Stock shall not be entitled to receive any dividend payments on the shares of Series S Preferred Stock.

        3. Redemption. Commencing July 1, 1999, and on the first day of each calendar month thereafter (the "Redemption Date"), or earlier upon the effectiveness of a selling shareholder shelf registration statement covering the shares of the Corporation's Class A Common Stock, par value $.01 per share (the "Common Stock") issuable upon conversion of the Series S Preferred Stock as provided herein (the "Underlying Shares"), twelve (12) shares of Series S
Preferred Stock shall be mandatorily redeemed by the Corporation (the "Redemption Shares") at a price of $1,000.00 per share (the "Redemption Price") under the terms and conditions herein set forth. In the event that the Corporation is unable for any reason to effect any such redemption of the Redemption Shares, then such Shares to be so redeemed shall automatically be converted into shares of Class A Common Stock as herein provided. If applicable, the Corporation shall deliver the Redemption Price, payable by bank check or wire transfer, to the holder of the shares selected for redemption within 3 business days of the proposed Redemption Date. If the Redemption Date falls on a day on which the New York Stock Exchange is closed, the Redemption Date shall be fixed at the next day on which such exchange is open for business.

        4. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series S Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series S Preferred Stock (collectively referred to as "Senior Preferred Stock"), an amount equal to $1,000.00 per share of Series S Preferred Stock (the "Liquidation Value"). After the full preferential liquidation amount has been paid to, or determined and set apart for the Series S Preferred Stock and all other series of Preferred Stock of equal ranking hereafter authorized and issued, if any, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably to the holders of the Common Stock. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series S Preferred Stock the full amount to which shall be entitled, the holders of Series S Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series S Preferred Stock (the "Parity Stock") shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.


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

        5. Automatic Conversion Provisions. The holders of shares of the Series S Preferred Stock shall have automatic conversion rights as follows (the "Automatic Conversion Rights"):

               (a) If the Redemption Shares shall not be timely redeemed by the Corporation for cash for any reason, then each such Share shall thereupon immediately and automatically convert into shares of Class A Common Stock at the conversion rate (the "Conversion Rate") defined below. The Conversion Rate, subject to the adjustments described below, shall be a number of shares of Class A Common Stock equal to $1,000 divided by the Market Price of the Class A Common Stock for the five (5) trading days immediately prior to the Conversion Date. For purposes of this Section 5(a), Market Price for any date shall be the closing bid price of the Class A Common Stock on such date, as reported by the Nasdaq SmallCap Market of The Nasdaq Stock Market, Inc. ("Nasdaq") (or other national securities exchange) or otherwise the closing bid price in the over-the-counter market.

               (b) No fractional shares of Class A Common Stock shall be issued upon conversion of the Series S Preferred Stock, and in lieu thereof the number of shares of Class A Common Stock issuable for each share of Series S Preferred Stock automatically converted shall be rounded to the nearest whole number. Such number of whole shares of Class A Common Stock issuable upon the automatic conversion of one share of Series S Preferred Stock shall be multiplied by the number of shares of Series S Preferred Stock submitted for conversion pursuant to the Notice of Conversion, as defined below, to determine the total number of shares of Class A Common Stock issuable in connection with any such conversion.

               (c) The Corporation shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Class A Common Stock to which a holder of Series S Preferred Stock shall be entitled to receive as provided herein, which shares shall constitute fully paid and nonassessable shares of Class A Common Stock that are freely transferable on the books and records of the Corporation and its transfer agents, subject to applicable state and federal securities laws, to be issued to, delivered by overnight courier to, and received by such holder by the fifth
(5th) calendar day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor.

               (d)    Adjustments to Conversion Rate.

                      (1) Reclassification, Exchange and Substitution. If the Class A Common Stock issuable on conversion of the Series S Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Series S Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the shares of Class A Common Stock which the holders would have become entitled to receive but for such


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

        change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders as if the Series S Preferred Stock had been converted, immediately prior to such change.

                      (2) Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Corporation's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this
        Section 5) or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Series S Preferred Stock shall thereafter be entitled to receive upon conversion thereof, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the Class A Common Stock deliverable upon conversion of the Series S Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series S Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (d)(2) (including adjustment of the Conversion Rate then in effect and/or number of shares issuable upon conversion of the Series S Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable

                 (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Automatic Conversion Rights of the holders of the Series S Preferred Stock against impairment.

               (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any share of Series S Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series S Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series S Preferred Stock, furnish or cause to be furnished to such holder of like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series S Preferred Stock.

               (g) Notices of Record Date. In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of


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

determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series S Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

               (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting the conversion of the outstanding shares of the Series S Preferred Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient, based on the Conversion Rate then in effect, to effect the conversion of all then outstanding shares of the Series S Preferred Stock. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series S Preferred Stock, then, in addition to all rights, claims and damages to which the holders of the Series S Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Corporation to fulfill its obligations to the holders hereunder, the Corporation will take any and all corporate or other action as may, in the opinion of its counsel, be helpful, appropriate or necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

               (i) Notices. Any notices required by the provisions hereof to be given to the holders of shares of Series S Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Corporation or to such other address of such holder or its representative as such holder may direct.

               6. Voting Provisions. Except as otherwise expressly provided or required by law, the Series S Preferred Stock shall have no voting rights."

               IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by its President and attested to by its Secretary this 5th day of January, 1999, who, by signing their names hereto, acknowledge that this Certificate is the act of the Corporation and state to the best of their knowledge information and belief, under the penalties of perjury, that the above matters and facts are true in all material respects.


                                            INTERNET COMMERCE CORPORATION


                                           /s/ Richard Berman
                                           ------------------------------------
                                           Richard Berman, President


                                           /s/ Walter Psztur
                                           -------------------------------------
                                           Walter Psztur, Secretary


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

                                    EXHIBIT A

                        AUTOMATIC CONVERSION CERTIFICATE
                          INTERNET COMMERCE CORPORATION

                            Series S Preferred Stock

               The undersigned holder (the "Holder") is surrendering to Internet Commerce Corporation, a Delaware corporation (the "Company"), one or more certificates representing shares of Series S Preferred Stock of the Company (the "Preferred Stock") in connection with the automatic conversion of all or a portion of the Preferred Stock into shares of Class A Common Stock, $.01 par value per share, of the Company (the "Class A Common Stock") as set forth below.

               1. The Holder understands that the Preferred Stock was issued by the Company pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation D promulgated thereunder.

               2. The Holder represents and warrants that all offers and sales of the Class A Common Stock issued to the Holder upon such automatic conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act, (in which case the Holder represents that a prospectus has been delivered), (b) in compliance with Rule 144, or (c) pursuant to some other exemption from registration.

               Number  of  Shares  of   Preferred   Stock  being   automatically
converted:

               Applicable Conversion Price:

               Number of Shares of Class A Common Stock Issuable:

               Conversion Date:

               Delivery Instructions for certificates of Class A Common Stock and for new certificates representing any remaining shares of Preferred Stock:

                                                          NAME OF HOLDER:


                                                          (Signature of Holder)


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